PRECIOUS METALS FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Face

Market

Shares

Value

Amount

Value

COMMON STOCKS 99.5%

SECURITIES LENDING COLLATERAL 26.7%

Investment in Securities Lending Short

Freeport-McMoRan Copper &

Term

Gold, Inc. — Class B

265,638 $

27,211,957

Investment Portfolio Held

Newmont Mining Corp.

408,718

19,957,700

by U.S. Bank

$

49,966,552

$

________

49,966,552

Goldcorp, Inc.†

442,839

15,025,527

Total Securities Lending Collateral

Barrick Gold Corp.

349,554

14,698,746

(Cost $49,966,552)

49,966,552

______

Agnico-Eagle Mines Ltd.†

175,923

9,610,674

Total Investments 126.8%

Yamana Gold, Inc.

679,541

8,793,261

(Cost $129,308,417)

$

_________

237,804,824

Kinross Gold Corp.*†

472,386

8,691,902

AngloGold Ashanti Ltd. — SP

Liabilities in Excess of Other

ADR†

177,983

7,619,452

Assets – (26.8)%

$

(50,218,221)

_________

Silver Wheaton Corp.*†

383,527

6,508,453

Net Assets – 100.0%

$

187,586,603

Gold Fields Ltd. — SP ADR†

451,652

6,413,458

*

Non-Income Producing Security.

Coeur d'Alene Mines Corp.*†

1,228,173

6,067,175

†

All or a portion of this security is on loan at December 31, 2007.

ADR – American Depository Receipt

Pan American Silver Corp.*†

169,366

5,915,954

Meridian Gold, Inc.*

158,987

5,644,039

Cia de Minas Buenaventura SA

— SP ADR

91,402

5,173,353

Harmony Gold Mining Co. Ltd.

— SP ADR*

460,336

4,746,064

Silver Standard Resources,

Inc.*†

122,964

4,491,875

Hecla Mining Co.*†

458,558

4,287,517

Randgold Resources Ltd. — SP

ADR†

109,325

4,059,237

Royal Gold, Inc.†

108,768

3,319,599

Golden Star Resources Ltd.*†

957,482

3,025,643

Northgate Minerals Corp.*

920,964

2,790,521

Iamgold Corp.†

330,740

2,678,994

Stillwater Mining Co.*†

260,320

2,514,691

Eldorado Gold Corp.*

414,220

2,402,476

Apex Silver Mines Ltd.*†

132,764

2,023,323

Crystallex International

Corp.*†

825,327

1,881,746

Novagold Resources, Inc.*†

140,400

________

1,145,664

Total Common Stocks

(Cost $78,202,594)

186,699,001

________

Face

Amount

REPURCHASE AGREEMENTS

0.6%

Collateralized by U.S. Treasury

Obligations

Lehman Brothers Holdings, Inc.

issued 12/31/07 at 1.00% due

01/02/08

$

1,139,271

________

1,139,271

Total Repurchase Agreements

(Cost $1,139,271)

________

1,139,271

1